UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007
Wellco Enterprises, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-5555	56-0769274

(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
150 Westwood Circle, P.O. Box 188, Waynesville, NC 28786
(Address of principal executive offices, including zip code)
(828) 456-3545
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement and Related Financing Commitment
          On February 6, 2007, Wellco Enterprises, Inc., a North Carolina corporation (“Wellco”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), with Wasatch Boot Holdings, Inc., a Delaware corporation (the “Purchaser”), and Wasatch Merger Sub, Inc., a North Carolina corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”). Under the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Wellco, with Wellco continuing as the surviving entity and as a wholly-owned subsidiary of Purchaser (the “Merger”). As a result of the Merger, each holder of Wellco common stock will be entitled to receive $14.00 per share in cash. In addition, the Merger Agreement provides that each holder of an outstanding option to purchase shares of Wellco common stock issued under a Wellco stock option plan will be entitled to receive cash in an amount per share equal to the difference between $14.00 and the exercise price of the option contingent upon the holder entering into an acknowledgement cancelling the options upon consummation of the Merger.
          The Merger Agreement includes customary representations, warranties and covenants by Wellco which describe specified aspects of Wellco and its business and operations and restrict specified actions by Wellco prior to consummation of the Merger, including a restriction prohibiting Wellco from paying any further dividends on its common stock. As indicated in the Merger Agreement, these representations, warranties and covenants are modified by disclosure schedules provided by Wellco to the Purchaser and Merger Sub prior to the execution of the Merger Agreement.
          Consummation of the Merger is subject to customary conditions, including approval of the Merger Agreement and the Merger by the shareholders of Wellco. The Merger Agreement contains certain termination rights both for Wellco and for the Purchaser and Merger Sub, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, Wellco may be required to pay Purchaser a termination fee of $900,000. The Merger Agreement also provides that if the Merger Agreement is terminated by the Purchaser on other specified circumstances, Wellco will be obligated to reimburse the Purchaser for its reasonable out-of-pocket expenses up to $500,000 and if the Merger Agreement is terminated by Wellco in a separate specified circumstance, the Purchaser will be obligated to reimburse Wellco for its reasonable out-of-pocket expenses up to $500,000.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.
     In connection with execution and delivery of the Merger Agreement, Golden Gate Private Equity, Inc. (“Golden Gate”) entered into a letter agreement in favor of the Purchaser and Wellco (the “Commitment Letter”) pursuant to which, among other things, Golden Gate committed to invest funds in the Purchaser as a source of funding for the Merger. Golden Gate’s commitment is conditioned only upon the prior fulfillment in accordance with the terms and conditions (and not the waiver) of each and all of the conditions precedent to the Purchaser’s and Merger Sub’s obligations to consummate the Merger under the Merger Agreement and the contemporaneous closing of the Merger.
     On February 7, 2007, Wellco issued a press release announcing the Merger Agreement. The press release is filed as Exhibit 99.1 hereto.
Additional Information and Where to Find It
          Wellco has agreed to file a proxy statement in connection with the proposed Merger and related transactions. The proxy statement will be mailed to the shareholders of Wellco. Wellco’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Wellco, the Merger and related transactions. Shareholders and other investors may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at http://www.sec.gov. In addition, shareholders and other investors may obtain free copies of the documents filed with the SEC by Wellco by contacting Tammy Francis at Wellco at 150 Westwood Circle, P.O. Box 188, Waynesville, NC 28786 or by phone during normal business hours at (828) 456-3545.
          In addition, Wellco and its officers and directors may be deemed to be participants in the solicitation of proxies from Wellco’s shareholders with respect to the Merger. A description of any interests that Wellco’s officers and directors have in the Merger and related transactions will be available in the proxy statement.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Stay Bonus Agreements
          On February 6, 2007, in connection with the consideration by Wellco’s Board of Directors of the Merger Agreement, the Compensation Committee of Wellco’s Board of Directors approved stay bonus arrangements for four executive officers. Subsequently, Wellco entered into stay bonus agreements (the “Stay Bonus Agreements”) with these executive officers to evidence those arrangements. The Stay Bonus Agreements provide that Wellco shall pay to the executive officer a specified cash bonus, less applicable withholding on the business day next succeeding the effective date of the Merger or any other merger transaction to which Wellco is a constituent party and pursuant to which the shares of common stock of Wellco are to be converted into the right to receive cash, other property or the securities of another entity, or any sale of all or substantially all of Wellco’s assets (a “Company Sale Event”). However, the executive officer will not be entitled to receive the bonus if prior to the effective date of a Company Sale Event, the executive officer voluntarily terminates his employment or if Wellco terminates the executive officer’s employment for “cause,” as defined in the Stay Bonus Agreements.
          The Stay Bonus Agreements are with the following executive officers and provide for bonus payments in the following amounts:

Executive Officer	Bonus Amount
Lee Ferguson	$1,377,888
Tammy Francis	150,000
Neil Streeter	120,000
Fred Webb	75,000
The Stay Bonus Agreements provide that the amount of the bonus payment will be reduced to the extent that it would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.
          The Stay Bonus Agreements terminate if a Company Sale Event is not consummated on or prior to September 30, 2007, although if on September 30, 2007 Wellco is a party to an agreement providing for a Company Sale Event, the Stay Bonus Agreements would then terminate if a Company Sale Event is not consummated on or prior to December 31, 2007.
          Under the Stay Bonus Agreements, each of the executive officers agrees that other than with respect to payment of merger consideration for shares of Wellco common stock, if any, held by the executive officer and payment for options, if any, held by the executive officer and cancelled in connection with the Company Sale Event, payment under the Stay Bonus Agreement will be in lieu of any other bonus or other consideration payable by Wellco to the executive officer arising from the Company Sale Event, including any change-in-control payment whether payable solely as a result of a Company Sale Event or similar transaction or termination of the executive officer’s employment or diminution of executive officer’s responsibilities in connection with or within a specified period following consummation of a Company Sale Event or similar transaction. Accordingly, the Stay

Bonus Agreement with Mr. Ferguson modifies his employment agreement dated March 17, 2006 to the extent that his employment agreement would provide for twelve-month severance payments to Mr. Ferguson if, upon a sale of Wellco or substantially all of its business assets to an individual or entity not then a shareholder of Wellco, Mr. Ferguson were to cease serving as President and Chief Executive Officer of Wellco.
     The foregoing description of the Stay Bonus Agreements does not purport to be complete and is qualified in its entirety by reference to the Stay Bonus Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, and are incorporated by reference herein.
Option Cancellation Acknowledgements
          On February 6, 2007, Wellco entered into option cancellation acknowledgements (the “Option Cancellations”) with certain executive officers, and with other employees and directors, holding outstanding options to acquire shares of Wellco common stock. The Option Cancellations provide that, at the effective time of the Merger, the outstanding options will be terminated and the holder of the options will have the right to receive, in accordance with the Merger Agreement, for each share purchasable under the option $14.00 reduced by the applicable exercise price per share for the option and applicable withholding.
          The following table sets forth, for each option held by an executive officer that is a party to an Option Cancellation, the number of shares purchasable under the option, the exercise price per share of the option and the total payment, without deduction for applicable withholding, due under the Option Cancellation with respect to that option.

	Shares under	Exercise Price	Payment under
Executive Officer	Outstanding Options	per Share	Option Cancellation
Tammy Francis	10,000	$12.00	$20,000
Tammy Francis	1,500	8.00	9,000
Fred Webb	7,000	8.00	42,000
          The foregoing description of the Option Cancellations does not purport to be complete and is qualified in its entirety by reference to the Option Cancellations, which are filed as Exhibits 10.5 and 10.6 hereto, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and among Wellco Enterprises, Inc., Wasatch Boot Holdings, Inc. and Wasatch Merger Sub, Inc. dated as of February 6, 2007

Exhibit 10.1	Stay Bonus Agreement between Wellco Enterprises, Inc. and Lee Ferguson dated as of February 6, 2007

Exhibit 10.2	Stay Bonus Agreement between Wellco Enterprises, Inc. and Tammy Francis dated as of February 6, 2007

Exhibit 10.3	Stay Bonus Agreement between Wellco Enterprises, Inc. and Neil Streeter dated as of February 6, 2007

Exhibit 10.4	Stay Bonus Agreement between Wellco Enterprises, Inc. and Fred Webb dated as of February 6, 2007

Exhibit 10.5	Option Cancellation Acknowledgement between Wellco Enterprises, Inc. and Tammy Francis dated as of February 6, 2007

Exhibit 10.6	Option Cancellation Acknowledgement between Wellco Enterprises, Inc. and Fred Webb dated as of February 6, 2007

Exhibit 99.1	Press release of Wellco Enterprises, Inc. dated February 7, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellco Enterprises, Inc.
Date: February 7, 2007	/s/ Tammy Francis
	Name:	Tammy Francis
	Title:	Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger by and among Wellco Enterprises, Inc., Wasatch Boot Holdings, Inc. and Wasatch Merger Sub, Inc. dated as of February 6, 2007

Exhibit 10.1	Stay Bonus Agreement between Wellco Enterprises, Inc. and Lee Ferguson dated as of February 6, 2007

Exhibit 10.2	Stay Bonus Agreement between Wellco Enterprises, Inc. and Tammy Francis dated as of February 6, 2007

Exhibit 10.3	Stay Bonus Agreement between Wellco Enterprises, Inc. and Neil Streeter dated as of February 6, 2007

Exhibit 10.4	Stay Bonus Agreement between Wellco Enterprises, Inc. and Fred Webb dated as of February 6, 2007

Exhibit 10.5	Option Cancellation Acknowledgement between Wellco Enterprises, Inc. and Tammy Francis dated as of February 6, 2007

Exhibit 10.6	Option Cancellation Acknowledgement between Wellco Enterprises, Inc. and Fred Webb dated as of February 6, 2007

Exhibit 99.1	Press release of Wellco Enterprises, Inc. dated February 7, 2007